                                                                     Exhibit 99b


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 11-K


                                  ANNUAL REPORT


                     ANNUAL REPORT PURSUANT TO SECTION 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                    For the period ended DECEMBER 31, 1998


                             Commission file number:


                            ------------------------



         VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR HOURLY EMPLOYEES
                              (Full title of plan)




                        628 GREEN VALLEY ROAD, SUITE 500
                              GREENSBORO, NC 27408
                    (Address of principal executive offices)


                                 (336) 547-6000
              (Registrant's telephone number, including area code)

Item 1.  Changes in the Plan

Effective April 1, 1998 the VF Corporation Tax-Advantaged Savings Plan for Hourly Employees was made available to hourly employees of VF Corporation (the Corporation).

Item 2.  Changes in Investment Policy

N/A

Item 3.  Contributions Under the Plan

N/A

Item 4.  Participating Employees

There were approximately 7,841 enrolled participants in the Plan as of December 31, 1998, out of approximately 27,257 eligible employees.

Item 5.  Administration of the Plan

(a) The Plan provides that a Committee of three persons be appointed to administer the Plan. The Committee, the VF Corporation Pension Plan Committee, is comprised of the following officers of the Corporation:
      Candace Cummings, Vice President - Administration, General Counsel & Secretary; Frank C. Pickard III, Vice President - Treasurer; and Louis J. Fecile, Vice President - Employee Benefits. All committee persons are located at the Corporation's headquarters: 628 Green Valley Road, Suite 500, Greensboro, NC 27408. Each of these individuals is an employee of the Corporation. The Committee has the power to adopt rules and regulations for carrying out and administering the Plan and has the full authority and power to construe, interpret and administer the Plan. Committee members receive no compensation from the Plan.

(b) All expenses of administration of the Plan, including Trustee fees, are paid by the Corporation.

Item 6.  Custodian of Investments

(a) The Corporation has entered into a Trust Agreement under which UMB Bank, n.a., 10th and Grand, P.O. Box 419692, Kansas City, MO 64141-6692, has been appointed as Trustee under the Plan. Under the terms of the Trustee Agreement, UMB Bank, n.a. holds and invests all assets of the Plan, subject to the direction of each of the participants of the Plan regarding the investment fund or funds to receive contributions. The Trustee manages the Fixed Income Fund and Scout Prime.

(b)   The custodian's compensation is paid by the Corporation.

(c)   No bond was furnished or is required to be furnished by the Trustee.

Item 7.  Reports to Participating Employees

Each participant receives a quarterly statement showing the amounts contributed by him/her to each of the funds during the calendar quarter and the market values of investments as of the end of each quarter.

Item 8.  Investment of Funds

Each participant by completing a written investment change form directs the Plan Administrator to notify the Trustee to invest his/her own contributions in one or more of the following funds:

         - Money Market Fund
         - Fixed Income Fund
         - Balanced Fund
         - Equity Growth & Income Fund
         - Index 500 Fund
         - Small-Cap Value Fund
         - Small-Cap Growth Fund
         - Foreign Fund
         - VF Corporation Common Stock Fund (investing in common stock of the Corporation)

Brokerage commissions of $3,214 for the year ended December 31, 1998 were paid by the Trustee to acquire the Corporation's common stock for the Plan.


Item 9.  Financial Statements and Exhibits

(a)   Financial Statements Page No.

      Report of Independent Accountants                                                      5

      Statements of Net Assets Available for Benefits, with Fund Information -
         December 31, 1998
         -   Combined Plan                                                                   6
         -   Money Market Fund and Fixed Income Fund                                         7
         -   Balanced Fund and Equity Growth & Income Fund                                   8
         -   Equity Growth Fund                                                              9
         -   Index 500 Fund and Small-Cap Value Fund                                        10
         -   Small-Cap Growth Fund and Foreign Fund                                         11
         -   VF Corporation Common Stock Fund and Loan Fund                                 12

      Statements of Changes in Net Assets Available for Benefits, with Fund Information
         For the Period Ended December 31, 1998
         -   Combined Plan                                                                  13
         -   Money Market Fund                                                              14
         -   Fixed Income Fund                                                              15
         -   Balanced Fund                                                                  16
         -   Equity Growth & Income Fund                                                    17
         -   Index 500 Fund                                                                 18
         -   Small-Cap Value Fund                                                           19
         -   Small-Cap Growth Fund                                                          20
         -   Foreign Fund                                                                   21
         -   VF Corporation Common Stock Fund                                               22
         -   Loan Fund                                                                      23

      Notes to Financial Statements                                                         24

      Schedules:
             Schedules I, II and III have been omitted because the required information is included in the financial statements and the related notes.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the VF Corporation Pension Plan Committee has duly caused this annual report to be signed by the undersigned thereunto duly authorized.




                        VF Corporation Tax-Advantaged Savings Plan
                                   for Hourly Employees
                        ------------------------------------------

                        By:    /s/ Louis J. Fecile
                            --------------------------------------
                               Louis J. Fecile
                               Vice President - Employee Benefits
                               VF Corporation


Date:  March 22, 1999

                        Report of Independent Accountants

VF Corporation Pension Plan Committee
VF Corporation Tax-Advantaged Savings Plan for Hourly Employees

We have audited the accompanying statements of net assets available for benefits of the VF Corporation Tax-Advantaged Savings Plan for Hourly Employees as of December 31, 1998 and the related statements of changes in net assets available for benefits for the period April 1, 1998 (date of inception) to December 31, 1998. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the VF Corporation Tax-Advantaged Savings Plan for Hourly Employees at December 31, 1998 and the changes in its net assets available for benefits for the period April 1, 1998 to December 31, 1998 in conformity with generally accepted accounting principles.

Our audit was performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The fund information in the statements of net assets available for benefits and in the statements of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of each fund. The fund information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/ PricewaterhouseCoopers LLP

Greensboro, North Carolina
March 22, 1999

         VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR HOURLY EMPLOYEES
                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

                                  COMBINED PLAN

                                                                     December 31
ASSETS                                                                   1998
                                                                     -----------
Investments, at fair value
  VF Corporation Common Stock -
  22,050 shares in 1998                                              $ 1,033,594
  United States government obligations                                 9,210,864
  Other securities                                                    11,109,445
                                                                     -----------
     Total investments                                                21,353,903
Dividends and interest receivable                                        197,459
Loans receivable from participants                                       161,037
                                                                     -----------
Net assets available for benefits                                    $21,712,399
                                                                     ===========



See notes to financial statements.

         VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR HOURLY EMPLOYEES
           STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                     MONEY MARKET FUND AND FIXED INCOME FUND


                                               Money Market Fund  Fixed Income Fund
                                                  December 31        December 31
                                               -----------------  -----------------
ASSETS                                                1998               1998
------                                                ----               ----

Investments, at fair value
  United States government obligations            $         0        $ 9,210,864
  Other securities                                    730,666          5,284,057
                                                  -----------        -----------
      Total investments                               730,666         14,494,921
Dividends and interest receivable                         156            196,346
                                                  -----------        -----------
Net assets available for benefits                 $   730,822        $14,691,267
                                                  ===========        ===========


See notes to financial statements.

         VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR HOURLY EMPLOYEES
           STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                  BALANCED FUND AND EQUITY GROWTH & INCOME FUND

                                                                    Equity Growth &
                                                 Balanced Fund        Income Fund
                                                  December 31         December 31
                                                 -------------      ---------------
                                                     1998                1998
                                                     ----                ----
ASSETS

Investments, at fair value
  Other securities                                $  783,128          $1,555,994
                                                  ----------          ----------
    Total investments                                783,128           1,555,994
Dividends and interest receivable                        105                 141
                                                  ----------          ----------
Net assets available for benefits                 $  783,233          $1,556,135
                                                  ==========          ==========


See notes to financial statements.

         VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR HOURLY EMPLOYEES
           STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                      INDEX 500 FUND & SMALL-CAP VALUE FUND

                                                   Index 500           Small-Cap
                                                     Fund             Value Fund
                                                  December 31         December 31
                                                  -----------         -----------
                                                     1998                1998
                                                     ----                ----
ASSETS

Investments, at fair value
  Other securities                                $1,457,725          $  358,131
                                                  ----------          ----------
    Total investments                              1,457,725             358,131
Dividends and interest receivable                        165                  86
                                                  ----------          ----------
Net assets available for benefits                 $1,457,890          $  358,217
                                                  ==========          ==========



See notes to financial statements.

         VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR HOURLY EMPLOYEES
           STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                      SMALL-CAP GROWTH FUND & FOREIGN FUND

                                                     Small-Cap          Foreign
                                                    Growth Fund           Fund
                                                    December 31        December 31
                                                    -----------        -----------
                                                        1998              1998
                                                        ----              ----

ASSETS

Investments, at fair value
  Other securities                                    $709,667          $191,949
                                                      --------          --------
    Total investments                                  709,667           191,949
Dividends and interest receivable                           86                78
                                                      --------          --------
   Net assets available for benefits                  $709,753          $192,027
                                                      ========          ========


See notes to financial statements.

          CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR HOURLY EMPLOYEES
           STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                 VF CORPORATION COMMON STOCK FUND AND LOAN FUND

                                               VF Corporation
                                                Common Stock
                                                    Fund              Loan Fund
                                                 December 31         December 31
                                               ---------------       -----------
                                                     1998                1998
                                                     ----                ----
ASSETS

Investments, at fair value
  VF Corporation Common Stock
  22,050 shares in 1998                           $1,033,594          $        0

  Other securities                                    38,128             161,037
                                                  ----------          ----------
    Total investments                              1,071,722             161,037
Dividends and interest receivable                        296                   0
                                                  ----------          ----------
Net assets available for benefits                 $1,072,018          $  161,037
                                                  ==========          ==========



See notes to financial statements.

         VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR HOURLY EMPLOYEES
           STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                                  COMBINED PLAN

                                                                   Period Ended
                                                                    December 31
                                                                        1998
                                                                   ------------

Investment income
  Dividends on VF Corporation Common Stock                         $     10,317
  Interest                                                            1,092,869
  Income from mutual funds and
    bank common trust funds                                             326,047
                                                                   ------------
                                                                      1,429,233
                                                                   ------------
Contributions
  Interest on Loan Repayments                                             5,739
  Transfer from Bassett-Walker Thrift Plan                           22,087,806
  Participants                                                        4,066,432
                                                                   ------------
                                                                     26,159,977
                                                                   ------------

Withdrawals                                                          (6,498,737)
Net realized and unrealized appreciation
  in fair value of investments                                          621,926
                                                                   ------------
Net increase                                                         21,712,399

Net assets available for benefits
  Beginning of period                                                         0
                                                                   ------------
  End of period                                                    $ 21,712,399
                                                                   ============



See notes to financial statements.

         VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR HOURLY EMPLOYEES STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                                MONEY MARKET FUND

                                                                    Period Ended
                                                                     December 31
                                                                         1998
                                                                    ------------
Investment income
  Income from mutual funds and
   bank common trust funds                                            $  15,386
                                                                      ---------
                                                                         15,386
                                                                      ---------
Contributions
  Transfer from Bassett-Walker Thrift Plan                               92,203
    Participants                                                        617,671
                                                                      ---------
                                                                        709,874
                                                                      ---------

Withdrawals                                                             (25,714)
Fund transfers, net                                                      31,276
                                                                      ---------
Net increase                                                            730,822

Net assets available for benefits
  Beginning of period                                                         0
                                                                      ---------
  End of period                                                       $ 730,822
                                                                      =========



See notes to financial statements.

         VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR HOURLY EMPLOYEES STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                                FIXED INCOME FUND

                                                                   Period Ended
                                                                    December 31
                                                                       1998
                                                                   ------------

Investment income
  Interest                                                         $  1,092,869
  Income from mutual funds and
    bank common trust funds                                             116,408
                                                                   ------------
                                                                      1,209,277
                                                                   ------------
Contributions
  Transfer from Bassett-Walker Thrift Plan                           20,751,788
  Participants                                                          776,049
                                                                   ------------
                                                                     21,527,837
                                                                   ------------

Withdrawals                                                          (6,188,012)
Net realized and unrealized appreciation
  in fair value of investments                                           99,186
Fund transfers, net                                                  (1,957,021)
                                                                   ------------
Net increase                                                         14,691,267

Net assets available for benefits
  Beginning of period                                                         0
                                                                   ------------
  End of period                                                    $ 14,691,267
                                                                   ============



See notes to financial statements.

         VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR HOURLY EMPLOYEES STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                                  BALANCED FUND


                                                                     Period Ended
                                                                      December 31
                                                                         1998
                                                                     ------------

Investment income
  Income from mutual funds and
   bank common trust funds                                            $  49,644
                                                                      ---------
                                                                         49,644
                                                                      ---------
Contributions
  Transfer from Bassett-Walker Thrift Plan                              218,073
  Participants                                                          290,661
                                                                      ---------
                                                                        508,734
                                                                      ---------

Withdrawals                                                             (35,269)
Net realized and unrealized appreciation
  in fair value of investments                                           40,723
Fund transfers, net                                                     219,401
                                                                      ---------
Net increase                                                            783,233

Net assets available for benefits
  Beginning of period                                                         0
                                                                      ---------
  End of period                                                       $ 783,233
                                                                      =========



See notes to financial statements.

         VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR HOURLY EMPLOYEES STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                           EQUITY GROWTH & INCOME FUND


                                                                    Period Ended
                                                                     December 31
                                                                        1998
                                                                    ------------
Investment income
  Income from mutual funds and
    bank common trust funds                                         $    61,098
                                                                    -----------
                                                                         61,098
                                                                    -----------
Contributions
  Transfer from Bassett-Walker Thrift Plan                              308,656
  Participants                                                          597,429
                                                                    -----------
                                                                        906,085
                                                                    -----------


Withdrawals                                                             (80,506)
Net realized and unrealized appreciation
  in fair value of investments                                          216,328
Fund transfers, net                                                     453,130
                                                                    -----------
Net increase                                                          1,556,135

Net assets available for benefits
  Beginning of period                                                         0
                                                                    -----------
  End of period                                                     $ 1,556,135
                                                                    ===========



See notes to financial statements.

         VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR HOURLY EMPLOYEES STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                                 INDEX 500 FUND

                                                                    Period Ended
                                                                     December 31
                                                                        1998
                                                                    ------------
Investment income
  Income from mutual funds and
   bank common trust funds                                          $    23,904
                                                                    -----------
                                                                         23,904
                                                                    -----------
Contributions
  Transfer from Bassett-Walker Thrift Plan                              321,675
  Participants                                                          480,895
                                                                    -----------
                                                                        802,570
                                                                    -----------

Withdrawals                                                             (84,976)
Net realized and unrealized appreciation
  in fair value of investments                                          235,287
Fund transfers, net                                                     481,105
                                                                    -----------
Net increase                                                          1,457,890

Net assets available for benefits
  Beginning of period                                                         0
                                                                    -----------
  End of period                                                     $ 1,457,890
                                                                    ===========



See notes to financial statements.

         VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR HOURLY EMPLOYEES STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                              SMALL-CAP VALUE FUND

                                                                     Period Ended
                                                                     December 31
                                                                        1998
                                                                     ------------
Investment income
  Income from mutual funds and
   bank common trust funds                                            $  38,113
                                                                      ---------
                                                                         38,113
                                                                      ---------
Contributions
  Transfer from Bassett-Walker Thrift Plan                               73,684
  Participants                                                          169,471
                                                                      ---------
                                                                      ---------
                                                                        243,155
                                                                      ---------

Withdrawals                                                             (17,517)
Net realized and unrealized (depreciation)
  in fair value of investments                                           (7,252)
Fund transfers, net                                                     101,718
                                                                      ---------
Net increase                                                            358,217

Net assets available for benefits
  Beginning of period                                                         0
                                                                      ---------
  End of period                                                       $ 358,217
                                                                      =========



See notes to financial statements.

         VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR HOURLY EMPLOYEES STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                              SMALL-CAP GROWTH FUND

                                                                     Period Ended
                                                                      December 31
                                                                         1998
                                                                     ------------
Investment income
  Income from mutual funds and
   bank common trust funds                                            $   1,896
                                                                      ---------
                                                                          1,896
                                                                      ---------
Contributions
  Transfer from Bassett-Walker Thrift Plan                              147,723
  Participants                                                          316,181
                                                                      ---------
                                                                        463,904
                                                                      ---------


Withdrawals                                                             (29,781)
Net realized and unrealized appreciation
  in fair value of investments                                           67,099
Fund transfers, net                                                     206,635
                                                                      ---------
Net increase                                                            709,753

Net assets available for benefits
  Beginning of period                                                         0
                                                                      ---------
  End of period                                                       $ 709,753
                                                                      =========


See notes to financial statements.

         VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR HOURLY EMPLOYEES STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                                  FOREIGN FUND

                                                                     Period Ended
                                                                     December 31
                                                                         1998
                                                                     ------------
Investment income
  Income from mutual funds and
   bank common trust funds                                            $  15,262
                                                                      ---------
                                                                         15,262
                                                                      ---------
Contributions
  Transfer from Bassett-Walker Thrift Plan                               40,482
  Participants                                                          118,954
                                                                      ---------
                                                                        159,436
                                                                      ---------

Withdrawals                                                              (8,997)
Net realized and unrealized (depreciation) in fair
  value of investments                                                  (38,193)
Fund transfers, net                                                      64,519
                                                                      ---------
Net increase                                                            192,027

Net assets available for benefits
  Beginning of period                                                         0
                                                                      ---------
  End of period                                                       $ 192,027
                                                                      =========


See notes to financial statements.

         VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR HOURLY EMPLOYEES STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                        VF CORPORATION COMMON STOCK FUND

                                                                    Period Ended
                                                                    December 31
                                                                        1998
                                                                    ------------
Investment income
  Dividends on VF Corporation
    Common Stock                                                    $    10,317
  Income from mutual funds and
    bank common trust funds                                               4,336
                                                                    -----------
                                                                         14,653
                                                                    -----------
Contributions
  Transfer from Bassett-Walker Thrift Plan                              133,522
  Participants                                                          699,121
                                                                    -----------
                                                                        832,643
                                                                    -----------

Withdrawals                                                             (27,108)
Net realized and unrealized appreciation
  in fair value of investments                                            8,748
Fund transfers, net                                                     243,082
                                                                    -----------
Net increase                                                          1,072,018

Net assets available for benefits
  Beginning of period                                                         0
                                                                    -----------
  End of period                                                     $ 1,072,018
                                                                    ===========



See notes to financial statements.

         VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR HOURLY EMPLOYEES STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                                    LOAN FUND


                                                                     Period Ended
                                                                      December 31
                                                                          1998
                                                                     ------------
Contributions
  Interest on loan repayments                                         $   5,739
                                                                      ---------
                                                                          5,739
                                                                      ---------

Withdrawals                                                                (857)
Fund transfers, net                                                     156,155
                                                                      ---------
Net increase                                                            161,037
                                                                      ---------

Net assets available for benefits
  Beginning of period                                                         0
                                                                      ---------
  End of period                                                       $ 161,037
                                                                      =========



See notes to financial statements.

         VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR HOURLY EMPLOYEES

                          NOTES TO FINANCIAL STATEMENTS


NOTE A -- DESCRIPTION OF THE PLAN

Effective April 1, 1998, VF Corporation (the Corporation) adopted the VF Corporation Tax-Advantaged Savings Plan for Hourly Employees (the Plan), which is a cash or deferred plan under Section 401(k) of the Internal Revenue Code. Under the Plan, certain hourly employees of specified subsidiaries, having at least one year of credited service, may elect to contribute between 2% and 10% of their compensation to the Plan. Employees remain fully vested in their contributions to the Plan. All references herein to the period ended December 31, 1998 relate to the period April 1, 1998 through December 31, 1998.

Employee contributions are invested at the direction of the employee in one or more of the funds administered by the Plan's trustee. The trustee also manages the Fixed Income Fund and Scout Prime Fund. The investment programs of the Plan are as follows:

       (a) Money Market Fund: Monies are invested in a money market fund.

       (b) Fixed Income Fund: Monies are invested in investments that provide a fixed rate of return.

       (c) Balanced Fund: Monies are invested in investments to obtain as much income as possible, consistent with the preservation and conservation of capital.

       (d) Equity Growth & Income Fund: Monies are invested in investments that are currently paying dividends and/or offer prospects for growth of capital and future income, with emphasis on capital appreciation.

       (e) Index 500 Fund: Monies are invested in the 500 stocks that make up the S&P 500 Stock Price Index.

       (f) Small-Cap Value Fund: Monies are invested in U.S. common stocks of small companies whose price is under valued.

       (g) Small-Cap Growth Fund: Monies invested in small and medium size companies with under valued assets or favorable growth prospects.

       (h) Foreign Fund: Monies are invested in stocks and debt obligations of companies and governments outside the United States.

       (i) VF Corporation Common Stock Fund: Monies are invested in Common Stock of the Corporation purchased at prevailing prices on the New York Stock Exchange on the date of purchase. Employees can direct no more than 50% of their contributions to the VF Corporation Common Stock Fund.

Individual accounts are maintained for each participant; each account includes the individual's contributions and investment funds' earnings. Accounts become payable upon retirement, disability, death or termination of employment. Participants may also withdraw all or a portion of their accounts by filing a written request that demonstrates financial hardship. Participants may elect to receive distributions in a lump sum, or accounts may be rolled over into another IRS-approved tax deferral vehicle.

The transfer of applicable participant balances from the Bassett-Walker Thrift Plan, which was terminated effective April 1, 1998, has been disclosed separately in the Statements of Changes in Net Assets Available for Benefits.

Participants may borrow from their individual account. Participants are charged interest at the Morgan Guaranty "Published" prime rate at the time of the loan and repay the principal within 60 months, or 120 months if the loan is for the purchase of their

         VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR HOURLY EMPLOYEES primary residence. Participants may borrow up to 100% of their account balance in the Money Market Fund and 75% of their account balance of remaining funds, not to exceed 50% of the participant's total vested account balance. Payment in full is required at termination of employment. There were 49 loans outstanding at December 31, 1998.

Although it has no intent to do so, the Corporation may terminate the Plan in whole or in part at any time.

The number of participants in each fund was as follows:

                                                     Period Ended December 31
                                                     ------------------------
                                                                1998
                                                                ----
Money Market Fund                                              2,812
Fixed Income Fund                                              4,333
Balanced Fund                                                  2,168
Equity Growth & Income Fund                                    3,482
Index 500 Fund                                                 2,978
Small-Cap Value Fund                                           1,541
Small-Cap Growth Fund                                          2,225
Foreign Fund                                                   1,115
VF Corporation Common Stock Fund                               3,584


The total number of participants in the Plan was less than the sum of participants shown above because many were participating in more than one fund.


NOTE B -- SIGNIFICANT ACCOUNTING POLICIES


Investments are stated at fair value. Securities traded on a national securities exchange are valued at the last reported sales price on the last business day of the plan year. For commercial notes and United States government obligations, the Plan trustee has established a fair value based on yields currently available on comparable instruments. The fair value of the participation units owned by the Plan in mutual funds and bank common trust funds is based on quoted redemption values on the last business day of the Plan year. Fair value for the guaranteed investment contract ("GIC") with a life insurance company approximates contract value. Contract value represents contributions made under the contract, plus interest at the contract rate, less administrative expenses charged by the insurance company. Changes in contract value of GIC deposits in the separate accounts of insurance companies have been included as interest in the statement of changes in net assets available for benefits. The crediting interest rate on the GIC as of December 31, 1998 and the average yield for the year then ended is consistent with the stated rate of contract detailed in Note
D. These rates are expected to remain constant to maturity. There were no valuation reserves against the GIC at December 31, 1998.

The Plan presents in the statement of changes in net assets available for benefits the net appreciation (depreciation) in the fair value of its investments, which consists of the realized gains or losses and unrealized appreciation or depreciation on those investments. Realized gains or losses are calculated on an average cost basis.

Administrative expenses consisting primarily of fees for legal, accounting and other services are paid by the Corporation in accordance with the Plan Agreement and are based on customary and reasonable rates for such services.

         VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR HOURLY EMPLOYEES
                    NOTES TO FINANCIAL STATEMENTS (Continued)


Payment of Benefits: Benefits are recorded when paid. Approximately $1.3 million in Bassett-Walker Thrift Plan withdrawals are included in withdrawals for the Fixed Income Fund.

Use of Estimates: In preparing financial statements in accordance with generally accepted accounting principles, management makes estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates.


NOTE C -- INCOME TAX STATUS

The Internal Revenue Service has issued a Favorable Determination Letter dated September 27, 1998 stating that the Plan qualifies under the appropriate sections of the Internal Revenue Code (IRC) and is, therefore, not subject to tax under present income tax law. Once qualified, the Plan is required to operate in conformity with the IRC to maintain its qualification. The Pension Plan Committee is not aware of any action or series of events that have occurred that might adversely affect the Plan's qualified status. The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is currently designed and is currently being operated in compliance with the applicable requirements of the IRC.


NOTE D -- INVESTMENTS

Net unrealized appreciation (depreciation) in fair value of investments included in Plan equity includes the following:

                                                 Net
                                              Unrealized
                                             Appreciation
                                               in Fair
                                              Value for
                                              the Period
                                                 Ended           Fair Value
                                              December 31      at December 31
                                             -------------     --------------
                                                  1998              1998
                                             -------------     --------------

         Fair value as determined by
            quoted market or stated
            redemption price:
            VF Corporation Common Stock       $    23,962       $ 1,033,594

            Mutual funds and
             bank common trust funds              383,175         5,608,653
                                              -----------       -----------
                                                  407,137         6,642,247
         Fair value as determined by
            Plan trustee:
            United States government
             obligations                           48,528         9,210,864
            Commercial notes & GICs                     0         2,746,428
            Mutual funds and
             bank common trust funds                    0         2,754,364
                                              -----------       -----------
                                                   48,528        14,711,656
                                              -----------       -----------
                                              $   455,665       $21,353,903
                                              ===========       ===========

Unrealized appreciation in fair value of investments at December 31, 1998, was $455,665.

         VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR HOURLY EMPLOYEES

NOTE D -- INVESTMENTS (Continued)

Net realized appreciation (depreciation) in fair value of investments includes the following:

                                      Period Ended
                                       December 31
                                           1998
                                      ------------
Aggregate proceeds                     $45,566,398
Aggregate cost                          45,400,137
                                       -----------
Net realized gain                      $   166,261
                                       ===========

Of the net realized gain, $15,214 related to losses recognized on the sale of VF Common Stock for the year ended 1998.

The fair value of individual investments that represent 5% or more of the Plan's net assets at December 31, 1998 are as follows:


                                                               1998
                                                               ----

Fidelity Growth & Income Fund                               $1,524,360
Vanguard Institutional Index                                 1,425,108
UMB Bank Fund:  Scout Prime R                                2,754,364
New York Life GIC                                            2,043,276

         VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR HOURLY EMPLOYEES
                    NOTE TO FINANCIAL STATEMENTS (Continued)


NOTE D -- INVESTMENTS (Continued)

Investments held at December 31, 1998:

                                                  NUMBER OF SHARES
Name of Issuer and Title of Issue                OR PRINCIPAL AMOUNT       FAIR VALUE           COST
---------------------------------                -------------------       ----------           ----

Securities of participating employer:
   VF Corporation Common Stock                                22,050      $ 1,033,594       $ 1,009,631
                                                                          -----------       -----------
                                                                            1,033,594         1,009,631
                                                                          -----------       -----------
United States Government Obligations:
   Small Business Administration Loans:
     (Rates of 5.8% to 9.025%,
      maturities of 12/01/2001 to 07/18/2012)                                8,223,211        8,223,211
   F.M.H.A. loans (Rates of 6.675% to 7.92%
      maturities 04/29/2003 to 06/15/2007)                                     987,653          987,653
                                                                          -----------       -----------
                                                                            9,210,864         9,210,864
                                                                          -----------       -----------
Other Securities:
   Mutual funds and bank common trust funds:
     Vanguard Money Market Fund                              704,031          704,031           704,031
     Fidelity Puritan Fund                                    37,670          756,029           732,820
     Fidelity Growth & Income Fund                            33,254        1,524,360         1,368,260
     Vanguard Institutional Index Fund                        12,628        1,425,108         1,252,988
     Longleaf Partners Fund                                   15,274          335,260           352,741
     Baron Asset Fund                                         13,684          691,582           622,319
     Templeton Foreign Fund                                   20,534          172,283           192,320
     UMB Bank Fund:  Scout Prime - R                       2,754,364        2,754,364         2,754,364
   Oglebay Norton Company (Due 06/15/01)                 $   500,000          495,900           495,900
   Smith Enron Congeneration LP (Due 12/15/06)           $   202,000          207,252           202,000
   New York Life GIC, 7.65% due 9/15/99                  $ 2,000,000        2,043,276         2,000,000
                                                                          -----------       -----------
                                                                          $21,353,903       $20,898,238
                                                                          ===========       ===========

         VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR HOURLY EMPLOYEES

NOTE E -- RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

The following is a reconciliation of net assets available for benefits per the financial statements to Form 5500:

                                                                        1998
                                                                        ----

Net assets available for benefits per the financial statements      $21,712,399
Amounts allocated to withdrawing participants                           317,265
                                                                    -----------
Net assets available for benefits per Form 5500                     $21,395,134
                                                                    ===========

The following is a reconciliation of withdrawals paid to participants per the financial statements to Form 5500:

                                                                               1998
                                                                               ----

Withdrawals paid to participants per the financial statements               $6,498,737
Add amounts allocated to withdrawing participants at December 31, 1998         317,265
                                                                            ----------
Withdrawals paid to participants per Form 5500                              $6,816,002
                                                                            ==========

Amounts allocated to withdrawing participants are recorded on Form 5500 as withdrawal claims that have been processed and approved for payment prior to December 31 but not yet paid as of that date.